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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DRS Technologies, Inc.:

        We consent to the use of our reports dated June 9, 2005, with respect to the consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows, and the related consolidated financial statement schedule, for each of the years in the three-year period ended March 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, and the effectiveness of internal control over financial reporting as of March 31, 2005, incorporated herein by reference in this registration statement on Form S-4 of DRS Technologies, Inc. and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus, which is a part of this registration statement.

        Our report dated June 9, 2005 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005, contains an explanatory paragraph that states that management's assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting of DRS Technologies, Inc. and subsidiaries excluded an evaluation of the internal control over financial reporting of acquired businesses, Night Vision Equipment Co., Inc. and Excalibur Electro Optics, Inc. associated with total assets of $43.3 million and total revenues of $18.4 million included in the consolidated financial statements of DRS Technologies, Inc. and subsidiaries as of and for the year ended March 31, 2005.

        We also consent to the use of our report dated May 25, 2004, except as to Notes 1A, 14, and 17, which are as of April 7, 2005, with respect to the consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows, and the related consolidated financial statement schedule, for each of the years in the three-year period ended March 31, 2004, appearing in a current report on Form 8-K of DRS Technologies, Inc. dated April 7, 2005 incorporated herein by reference in this registration statement on Form S-4 of DRS Technologies, Inc.

/s/ KPMG LLP
Short Hills, New Jersey
November 21, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm